Exhibit 99.1

MetAlert Engages Joseph Gunnar & Co., LLC as Advisor to Assist with its Growth Strategy and Corporate Development Initiatives

LOS ANGELES, CALIFORNIA – December 1, 2022 (GLOBE NEWSWIRE) – MetAlert, Inc. (OTC: MLRT), a pioneer in location-sensitive health monitoring devices and wearable technology products for remote patient monitoring, announced today that it has engaged Joseph Gunnar & Co., LLC as its financial advisor. As the Company articulates its growth strategy to the investment community, Joseph Gunnar will advise on potential financing alternatives and acquisitions as well as plans to up-list to a national exchange.

Patrick Bertagna, MetAlert CEO, commented on this development by stating, “MetAlert is approaching the inflection point of its growth curve by its ability to sell a multitude of products and services to a broader audience, which will result in greater revenue per user (“RPU”), and we are thrilled to align with a proven advisor like Joseph Gunnar in our quest to maximize shareholder value.”

Mark Peikin, CEO of Joseph Gunnar’s Bespoke Advisors practice, said, “MetAlert’s vision and the ability to leverage its extensive intellectual property portfolio to bring important technology solutions to the global marketplace is compelling. I am excited to focus the full force of the elite financial and business development teams at Joseph Gunnar on MetAlert’s financing and operational goals.”

On November 29, 2022, the company announced its RoomMate initiative. With RoomMate, MetAlert is offering a wall-mounted 3D sensor, which provides critical alerts and includes anonymized image and sound capturing technology, and can be utilized for two-way communication; RoomMate appears to be a gamechanger for those at risk of falls. According to the Centers for Disease Control and Prevention, each year three million older adults are treated in hospital emergency departments for fall injuries, and over 800,000 of such persons require hospitalization, most often because of a head injury or hip fracture. The World Health Organization has determined falls to be the second leading cause of unintentional injury deaths worldwide with more than 650,000 individuals estimated to die from falls annually. One of the leading indications of potential death is the inability to get up after falling and the subsequent time spent on the floor. One might expect that a device like RoomMate with real-time notification by its mobile APP should be standard-of-care for the millions of people at risk of falling.

For all press or sales inquiries, please contact MetAlert at info@metalert.com

About Joseph Gunnar & Co.

Joseph Gunnar & Co., LLC is a full-service boutique investment banking, securities and wealth management firm with headquarters in New York City. The Firm provides a full array of financial services including investment banking; private wealth management; and global institutional equity, fixed-income and derivatives sales and trading, equity research and advisory services to a diverse range of corporate clients, institutional investors, and high net-worth individuals. Additionally, Joseph Gunnar & Co., LLC’s affiliate, Buttonwood Fund, offers suitable individual and entity investors membership interests in pre-IPO venture investments. Joseph Gunnar & Co., LLC is a registered broker-dealer with the U.S. Securities and Exchange Commission (SEC) and the Municipal Securities Rulemaking Board (MSRB), and is a member of the following: Financial Industry Regulatory Authority (FINRA); Securities Insurance Protection Corporation (SIPC); and NASDAQ Stock Market. To learn more about Joseph Gunnar & Co., LLC, visit www.josephgunnar.com.

About MetAlert

MetAlert, Inc. (OTC: MLRT) is a pioneer in smart, mobile, and wearable tracking and recovery location-based solutions, supported through a proprietary iot enterprise monitoring platform and intellectual property portfolio. The Company offers a global end-to-end solution of hardware, software and connectivity and develops two-way GPS tracking technologies, which seamlessly integrate with consumer products and enterprise applications, utilizing the latest in miniaturized, low power consumption GPS, Cellular, RF, NFC, and BLE technology, enabling subscribers to track in real time the whereabouts of people or high value assets. Known for its game-changing and award-winning patented GPS SmartSole – think Dr. Scholl’s meets LoJack, the world’s first visible wearable technology tracking device created for those at risk of wandering due to Alzheimer’s, dementia, autism and traumatic brain injury. MetAlert´s business model is built around technology innovation and the Company holds dozens of patents, with many issued patents in the area of GPS tracking. The Company has international distributors servicing customers across the globe with subscribers in over 40 countries, and is a U.S. Military Government contractor. Other customers include public health authorities and municipalities, emergency and law enforcement, private schools, assisted living facilities, NGOs, small business enterprises, senior care homes, and consumers. www.MetAlert.com

Social Media:

FB: https://www.facebook.com/metalertinc

IG: https://www.instagram.com/metalert/?hl=en

Twitter: https://twitter.com/metalertinc

Linked In: https://www.linkedin.com/company/metalertinc/

YouTube: https://www.youtube.com/channel/UCUlYP1WQoLdKkDzwhGkx40Q

Forward Looking Statements

This news release contains forward-looking statements. The terms and phrases “expects,” “would,” “will,” “believes,” and similar terms and phrases are intended to identify these forward-looking statements. Forward-looking statements are based on estimates and assumptions made by MetAlert, which the Company believes are appropriate in the circumstances. Many factors could cause MetAlert’s actual results, performance and achievements to differ materially from those expressed or implied by the forward-looking statements. Certain risk factors that may cause actual results to differ are set forth in MetAlert’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (which may be obtained on the SEC Website). These factors should be considered carefully, and readers should not place undue reliance on MetAlert’s forward-looking statements. MetAlert has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required.

Disclaimer: MetAlert does not warrant or represent that the unauthorized use of materials drawn from the content of this document will not infringe rights of third parties who are not owned or affiliated by MetAlert. Further, MetAlert cannot be held responsible or liable for the unauthorized use of this document’s content by third parties unknown to the company.

General information, investor relations, wholesale licensing, consumer purchase:

MetAlert, Inc.

Tel: 213.489.3019

Email: info@metalert.com or ir@metalert.com

MetAlert

United Kingdom, London

Nelson Skip Riddle

Tel: +44.7785.364100

Email: nsriddle@metalert.com